UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 27, 2009

Wind Works Power Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-113296	98-0409895
(Commission File Number)	(IRS Employer Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Offices)

(613)  226-7883

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

     Certain  statements  included  in this Form 8-k regarding  Wind Works Power Corp.  ( the “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On  October 27, 2009 we entered into a Share Exchange Agreement (the “Agreement”)with Zero Emission People , LLC (“Zero Emission”) which provides in part for us to acquire all of the outstanding equity interest in consideration for the issuance of 31 million shares of our common stock.  The common stock will be issued pursuant to the following schedule:

o

5,000,000 shares of common stock on January 15, 2010

o

9,000,000 shares of common stock on August 15, 2010

o

9,000,000 shares of common stock on August 15, 2011

o

8,000,000 shares of common stock on August 15, 2012

Zero Emission operates and has under development wind farms throughout the United States and Canada.  Zero Emission also has operations in Europe.  The closing of the transaction will be subject to delivery of audited financial statements and other conditions precedent as more fully set forth in the Agreement which is attached hereto as Exhibit 10.1

Dr. Ingo Stuckmann our chief executive officer and director and Dr. Thomas Tschiesche, a director, were co-founders of Zero Emissions.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

10.1

Share Exchange Agreement

99.1

Press release dated October 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 29, 2009

Wind Works Power Corp.
By:	/s/W. Campbell Birge
W. Campbell Birge/CFO